UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2013
MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)
48084-7186
(Zip code)
Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 12, 2012, Meritor, Inc. (“Meritor”) announced a revised management reporting structure resulting in two business segments: Commercial Truck & Industrial and Aftermarket & Trailer. As required by Accounting Standards Codification (ASC) 280, “Segment Reporting,” all future consolidated financial statements issued by Meritor will reflect the reclassification of previously published segment data as a result of these changes to Meritor's organizational structure.

On February 5, 2013, Meritor is holding a meeting with investors and analysts as referenced below and making a presentation, which is furnished as Exhibit 99 to this Form 8-K. The appendix to the presentation furnished as Exhibit 99 hereto sets forth quarterly and annual segment information for fiscal year 2012 which reflects the reclassification resulting from the reportable business segment changes described above. The information included in this Form 8-K affects disclosures related to previously disclosed segment results and does not in any way restate or revise the consolidated financial position, results of operations or cash flows in any previously reported Consolidated Statements of Income, Consolidated Balance Sheets or Consolidated Statements of Cash Flows of Meritor.

Item 7.01 Regulation FD Disclosure

On February 5, 2013, Meritor is holding a meeting with investors and analysts in New York, NY, which will be accessible to the public by means of web-cast conference call. The presentation made by Meritor at the meeting will be posted on the Meritor website (www.meritor.com) and is furnished as an exhibit to this Form 8-K.

The information furnished in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99 - Presentation made at investor meeting, February 5, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.

By:	/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

Date: February 5, 2013

EXHIBIT INDEX

Exhibit No.	Description
99	Presentation made at investor meeting, February 5, 2013.